As filed with the Securities and Exchange Commission on March 5, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________

FORM S‑8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

AXOS FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

9205 West Russell Road, Suite 400
Las Vegas, NV 89148
Delaware	Telephone: (858) 649-2218	33-0867444
(State or other jurisdiction of	(Address of Principal Executive Offices)	(I.R.S. Employer
incorporation or organization)		Identification No.)

AXOS FINANCIAL, INC.
AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN
(Full title of the plan)

GREGORY GARRABRANTS
PRESIDENT AND CHIEF EXECUTIVE OFFICER
AXOS FINANCIAL, INC.
9205 WEST RUSSELL ROAD, SUITE 400
LAS VEGAS, NV 89148
TELEPHONE: (858) 649-2218
(Name, address and telephone numbers,
including area code, of agent for service)

Copy to:
Brent R. Trame, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6569

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

    Axos Financial, Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 to register one million (1,000,000) shares of the Registrant’s Common Stock, $0.01 par value (the “Additional Shares”), for issuance to participants under the Axos Financial, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”). The Additional Shares are being registered in addition to the Common Stock previously registered by the Registrant on the Forms S-8 filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2024 (Registration File No. 333-277730), November 5, 2021 (Registration File No. 333-260815), November 25, 2019 (Registration File No. 333-235228), October 30, 2014 (Registration File No. 333-199691) and May 6, 2005 (Registration File No. 333-124702) (collectively, the “Prior Registration Statements”).

    This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
    The document(s) containing the information specified in this Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed with the SEC by the Registrant are incorporated herein by reference:

(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed August 21, 2025;

(b)    The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2025 and December 31, 2025, filed with the SEC on October 30, 2025 and January 29, 2026, respectively;

(c)    The Registrant’s Current Reports on Form 8-K filed with the SEC on July 1, 2025 (with respect to Item 8.01 and 9.01), July 30, 2025 (with respect to Item 8.01 and the expressly incorporated portions of Item 9.01), September 17, 2025 (with respect to Item 1.01, 8.01, and 9.01), September 19, 2025 (with respect to Item 1.01, 2.03, and 9.01), September 22, 2025 (with respect to Item 8.01 and 9.01), November 14, 2025 (with respect to Item 5.07), December 19, 2025 (with respect to Item 5.02), January 6, 2026 (with respect to Item 8.01) and February 12, 2026 (with respect to Item 1.01 and 9.01); and

(d)    The description of the Registrant’s common stock which is contained in the Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 13, 2018, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Where any document or part thereof is incorporated by reference in this Registration Statement, the Registrant will provide without charge to each person to whom a prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 8. Exhibits.

    The following exhibits are filed as part of this Registration Statement.

EXHIBIT INDEX

Exhibit No.
4.1
Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on July 6, 1999, and amendments thereto filed on August 19, 1999, February 25, 2003 and January 25, 2005 (incorporated by reference to Exhibit 3.1, 3.2, 3.5, and 3.6, respectively, to the Registration Statement on Form S-1/A (File No. 333-121329) filed on January 26, 2005)

4.2
Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on October 25, 2013 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 28, 2013)

4.3
Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on November 5, 2015 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 6, 2015)

4.4
Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on September 11, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 12, 2018)

4.5
Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on November 14, 2022 (Exhibit 3.1.10 to the Quarterly Report on Form 10-Q filed on January 26, 2023)

4.6	Amended and Restated By-laws of the Registrant, filed on May 30, 2023 as Exhibit 3.2 to the Registrant’s Form 8-K and incorporated herein by reference
4.7
Axos Financial, Inc. Amended and Restated 2014 Stock Incentive Plan, filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on January 29, 2026 and incorporated herein by reference

5.1	Opinion of Thompson Coburn LLP (filed herewith)
23.1	Consent of BDO USA, P.C. (filed herewith)
23.2	Consent of Thompson Coburn LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (set forth on signature page hereto)
107	Filing Fee Table (filed herewith)

SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 5, 2026.
AXOS FINANCIAL, INC.
By: /s/ Gregory Garrabrants
Gregory Garrabrants
President and Chief Executive Officer
POWER OF ATTORNEY
    We, the undersigned officers and directors of Axos Financial, Inc., hereby severally and individually constitute and appoint Gregory Garrabrants and Derrick K. Walsh, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Gregory Garrabrants Gregory Garrabrants	President, Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2026
/s/ Derrick K. Walsh Derrick K. Walsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 5, 2026
/s/ Ann Gill Ann Gill	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 5, 2026
/s/ Paul J. Grinberg Paul J. Grinberg	Chairman and Director	March 5, 2026
/s/ Nicholas A. Mosich Nicholas A. Mosich	Vice Chairman and Director	March 5, 2026
/s/ James S. Argalas James S. Argalas	Director	March 5, 2026
/s/ Tamara N. Bohlig Tamara N. Bohlig	Director	March 5, 2026
/s/ Stefani D. Carter Stefani D. Carter	Director	March 5, 2026
/s/ James J. Court James J. Court	Director	March 5, 2026
/s/ Uzair Dada Uzair Dada	Director	March 5, 2026
/s/ Edward J. Ratinoff Edward J. Ratinoff	Director	March 5, 2026
/s/ Roque A. Santi Roque A. Santi	Director	March 5, 2026
/s/ Sara Wardell-Smith Sara Wardell-Smith	Director	March 5, 2026